UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2008

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Severance Benefit Plan

On December 26, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NitroMed, Inc. (“NitroMed”) adopted an Amended and Restated Executive Severance Benefit Plan (the “Amended and Restated Plan”) in order to reflect certain developments in United States tax law related to Section 409A of the Internal Revenue Code (the “Code”), as well as to incorporate the revisions previously made pursuant to Amendment No. 1 to the original Executive Severance Benefit Plan (as amended, the “Original Plan”).

The Amended and Restated Plan clarifies the timing of payments with respect to the signing of releases by participants covered under the Amended and Restated Plan and the commencement of severance payments by NitroMed in order to ensure that the participants have no ability to control the timing of NitroMed’s payment obligations.  Pursuant to the terms of the Amended and Restated Plan, severance benefits shall commence within 90 days following the date of termination of a participant, provided that if the participant’s severance agreement has been executed and any applicable revocation period has expired prior to the 90th day following the date of termination, then the severance benefits may commence within 7 days after the severance agreement has become a binding agreement.  Notwithstanding the foregoing, if the 90th day following the date of termination occurs in the calendar year following the termination of the participant, then the payments shall commence no earlier than January 1 of such subsequent calendar year.

In addition, the terms of the Amended and Restated Plan provide that any severance payments or benefits under the Amended and Restated Plan shall begin only upon the date of the participant’s “separation from service” (as determined pursuant to the terms of the Amended and Restated Plan) which occurs on or after the date of termination of participant’s employment.  The Amended and Restated Plan also sets forth certain rules that apply with respect to distribution of the payments and benefits, if any, to be provided to a participant under the Amended and Restated Plan, in compliance with the terms of Section 409A of the Code.

Except as set forth above, in all other material respects the Amended and Restated Plan contains the same terms, including economic terms, as were set forth in the Original Plan.  The material terms and conditions of the Original Plan were previously reported on a Current Report in Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 5, 2006, and the material terms and conditions of Amendment No. 1 to the Original Plan were previously reported on a Current Report on Form 8-K filed with the SEC on August 22, 2006, each of which previously filed Form 8-K is incorporated herein by reference.

The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Kenneth M. Bate’s Retention Agreement

On December 29, 2008, NitroMed entered into a letter agreement (the “Letter Amendment”) with Kenneth M. Bate, NitroMed’s President, Chief Executive Officer and Interim Chief Financial Officer, to amend the terms of that certain Retention Agreement, dated January 23, 2007, between NitroMed and Mr. Bate (the “Retention Agreement”), pursuant to which Mr. Bate shall receive severance benefits in the event Mr. Bate’s employment with NitroMed is terminated under certain circumstances in connection with or subsequent to a change in control of NitroMed (as defined in the Retention Agreement).  The Letter Amendment amends the Retention Agreement to reflect certain developments in United States tax law related to Section 409A of the Code, but does not change the underlying economic benefits provided to Mr. Bate pursuant to the Retention Agreement.  The material terms and conditions of the Retention Agreement were previously reported on a Current Report on Form 8-K that was filed on January 25, 2007, and such previously filed Form 8-K is incorporated by reference herein.

Pursuant to the terms of the Letter Amendment, the definition of “Change in Control” in the Retention Agreement is modified to ensure that the definition adequately describes a change in control event for purposes of Section 409A of the Code.  In addition, the terms of the Letter Amendment modify the definition of “Good Reason” in the Retention Agreement to ensure that such definition conforms to the safe harbor definition of “good reason” in Section 409A.  Pursuant to the terms of the Letter Amendment, “Good Reason” means the occurrence, without Mr. Bate’s written consent, of:

(a)           the assignment to Mr. Bate of duties which result in a material diminution of Mr. Bate’s position (including status, offices, titles and reporting obligations), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control date (as defined in the Retention Agreement), (ii) the date of the execution by NitroMed of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to as the “Measurement Date”);

(b)           a material reduction in Mr. Bate’s annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

(c)           a material change in the location at which Mr. Bate performs his principal duties for NitroMed, provided that such new location is more than 50 miles from the location at which Mr. Bate performed his principal duties for NitroMed immediately prior to the Measurement Date; or

(d)           any material breach by NitroMed of the Retention Agreement with Mr. Bate.

In addition, the terms of the Letter Amendment provide that any severance payments or benefits under the Retention Agreement shall begin only upon the date of Mr. Bate’s “separation from service” (as determined pursuant to the terms of the Letter Amendment) which occurs on or after the date of termination of Mr. Bate’s employment.  The Letter Amendment also sets forth certain rules that apply with respect to distribution of the payments and benefits, if any, to be provided to Mr. Bate under the Retention Agreement, in compliance with the terms of Section 409A of the Code.

The foregoing description of the Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Letter Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: December 31, 2008	By:	/s/ Kenneth M. Bate

Kenneth M. Bate
President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	NitroMed, Inc. Amended and Restated Executive Severance Benefit Plan.

10.2	Letter Agreement, dated as of December 29, 2008, by and between NitroMed, Inc. and Kenneth M. Bate